Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of October 6, 2025 (this “Agreement”), is by and between 3i, LP, a Delaware limited partnership (the “Holder”), and Scorpius Holdings, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company issued to the Holder those certain non-convertible unsecured promissory notes (the “Prior Notes”) as described on Schedule A attached hereto; and

WHEREAS, in connection with one or more new loans to be made by the Holder at its option to the Company in the maximum aggregate principal amount of $5,000,000 (the “Maximum Funding Amount”), the Company and the Holder desire to enter into certain transactions pursuant to the terms of this Agreement.

NOW THEREFORE, for consideration of the mutual benefits accruing to the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1.       Security Agreement. At the time this Agreement is entered into (the “Effective Time”), the parties hereto shall enter into, and the Company shall cause all of its subsidiaries to enter into, a security agreement in the form attached hereto as Exhibit B.

2.       Subsidiary Guarantee. At the Effective Time, the Company shall cause all of its subsidiaries to execute a subsidiary guarantee in the form attached hereto as Exhibit C.

3.       Additional Notes. On or prior to the 12-month anniversary of the Effective Time, at the option of the Holder from time to time and upon two business days’ written notice, the Company shall issue and sell to the Holder one or more promissory notes in the aggregate principal amount of no more than the Maximum Funding Amount, which promissory notes shall be in substantially the same form attached hereto as Exhibit A and issued as of the date of the funding for each of such promissory notes.

4.       Public Disclosure. Within one (1) business day after execution of this Agreement, the Company, subject to the prior review and comment by the Holder, shall file a Form 8-K with the Securities and Exchange Commission, disclosing the terms of this Agreement.

5.       Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)	This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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(b)	EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.       Injunctive Relief. Each party hereto acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

7.       Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties hereto shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties hereto.

8.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

9.       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Scorpius Holdings, Inc.

PO Box 96

Cary, North Carolina 27512

Telephone: (919) 240-7133

Attention: Jeffrey Wolf, Chief Executive Officer

E-mail: jeff@nighthawkbio.com

If to the Holder:

3i Fund, LP

2 Wooster Street, 2nd Floor

New York, New York 10013

Telephone: (646) 239-3896

Attention: Maier J. Tarlow

E-mail: mjtarlow@3ifund.com

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with a copy (for informational purposes only) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, New York 10020

Telephone: (212) 660-3060

Attention: David E. Danovitch, Esq.

E-mail: ddanovitch@sullivanlaw.com

or to such other mailing address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

10.                Additional Covenants of the Company. The Company hereby represents, warrants, and covenants to the Holder as follows:

(a)	Except as set forth in Schedule B attached hereto, the representations and warranties herein, in the certain securities purchase agreement dated as of December 5, 2024 (the “2024 Purchase Agreement”) and in each other “Transaction Document” (as defined in the 2024 Purchase Agreement) (collectively, the “2024 Transaction Documents”), certificate or other writing delivered by or on behalf of the Company to Holder pursuant to the 2024 Purchase Agreement or any other 2024 Transaction Document on or prior to the Effective Time are true and correct in all material respects.

(b)	Except as set forth in Schedule B attached hereto, the covenants herein, in the 2024 Purchase Agreement and in each other 2024 Transaction Documents, certificate or other writing delivered by or on behalf of the Company to the Holder pursuant to the 2024 Purchase Agreement or any other 2024 Transaction Document on or prior to the Effective Time has been fulfilled.

(c)	The Company hereby confirms and agrees that (i) the 2024 Purchase Agreement and each other 2024 Transaction Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Time all references in any such 2024 Transaction Document to the “Purchase Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the 2024 Purchase Agreement shall mean the 2024 Purchase Agreement as amended or modified as of the Effective Time, and (ii) to the extent that any such 2024 Transaction Document purports to assign or pledge to the collateral agent under the Security Agreement dated as of December 6, 2025 (the “Collateral Agent”) for the benefit of the Collateral Agent and the Holder, or to grant to the Collateral Agent for the benefit of the Collateral Agent and the Holder a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the 2024 Purchase Agreement (as amended as of the Effective Time) and the other 2024 Transaction Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Company, other than as expressly provided herein, including, without limitation, the Company’s obligations to repay the loans in accordance with the terms of 2024 Purchase Agreement, or the obligations of the Company under any 2024 Transaction Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Holder or the Collateral Agent under the 2024 Purchase Agreement or any other 2024 Transaction Document, nor constitute a waiver of any provision of the 2024 Purchase Agreement or any other 2024 Transaction Document.

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(d)	To be free from doubt, each of the Company and the Holder hereby acknowledges and agrees that the references in the definitions of “Obligations” set forth in the Security Agreement and Subsidiary Guarantee, each dated as of December 6, 2024 and each a 2024 Transaction Document, to “all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties” include, without limitation, all obligations under the Prior Notes.

(e)	The Company hereby acknowledges and agrees that: (a) neither it nor any of its affiliates has any claim or cause of action against the Collateral Agent, the Holder or any of their respective affiliates, officers, directors, employees, attorneys, consultants or agents under the 2024 Purchase Agreement and the other 2024 Transaction Documents and (b) the Collateral Agent and the Holder has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and its affiliates under the 2024 Purchase Agreement and the other 2024 Transaction Documents. Notwithstanding the foregoing, the Collateral Agent and the Holder wish (and the Company agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Collateral Agent's and the Holder’s rights, interests, security and/or remedies under the 2024 Purchase Agreement and the other 2024 Transaction Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration the Company (for itself and its affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Collateral Agent, the Holder and each of their respective affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Time and arising out of, connected with or related in any way to this Agreement, the 2024 Purchase Agreement or any other 2024 Transaction Document, or any act, event or transaction related or attendant thereto, or the agreements of the Collateral Agent or the Holder contained therein, or the possession, use, operation or control of any of the assets of the Company, or the making of any loans, or the management of such loans or the collateral, in each case, on or prior to the Effective Time.

11.    Entire Agreement; Amendments. This Agreement and the Transaction Documents (as defined in the New Note) constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signatures begin on next page]

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IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be duly executed as of the day and year first above written.

Scorpius Holdings, Inc.

By: /s/ Jeffrey Wolf
Name: Jefferey Wolf
Its: CEO

3i, LP

By: 3i Management LLC, its general partner
By: /s/ Maier J. Tarlow
Name: Maier J. Tarlow
Its: Manager

Schedule A

Prior Notes

All of the following promissory notes were issued by the Company to the Holder. The issuance date, maturity date and initial principal amount of each Prior Note is set forth below.

Issuance Date	Maturity Date	Principal
1/30/2025	3/31/2025	$600,000.00
2/12/2025	4/30/2025	$1,000,000.00
2/26/2025	5/15/2025	$600,000.00
5/16/2025	7/31/2025	$450,000.00
05/30/2025	7/31/2025	$535,000.00
6/12/2025	7/31/2025	$420,000.00
6/18/2025	7/31/2025	$130,000.00
6/30/2025	8/31/2025	$425,000.00
7/11/2025	8/31/2025	$485,000.00
7/25/2025	9/30/2025	$490,000.00
8/15/2025	10/31/2025	$655,000.00
8/29/2025	10/31/2025	$500,000.00
9/12/2025	10/31/2025	$471,000.00
9/22/2025	10/31/2025	$128,000.00
10/1/2025	10/31/2025	$500,083.00
TOTAL		$7,389,083.00

Schedule B

1.     Failure to Maintain Availability of the Registration Statement

The Company has failed to maintain an effective and available applicable Registration Statement in accordance with the terms of the Securities Purchase Agreement, and such lapse and unavailability has continued for a period of ten (10) consecutive days and for more than an aggregate of twenty (20) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Securities Purchase Agreement)), in violation of Section 4(a)(ii) of the Notes.

2.     Failure to Maintain Listing on an Eligible Market

The Company's common stock has failed to remain listed on an Eligible Market (as defined in the Notes) for a period of more than ten (10) consecutive trading days. Specifically, the Company's common stock was delisted from NYSE American on May 11, 2025, and has remained unlisted since then, which constitutes an Event of Default under Section 4(a)(iii) of the Notes.

3.     Failure to Make Required Principal, Interest, and Make-Whole Payments When Due

The Company and each Subsidiary has failed to pay to the Holders Principal, Interest, Make- Whole Amounts, Late Charges, and other amounts when and as due under the Notes (including, without limitation, the Company’s and each Subsidiary’s failure to pay any redemption payments or amounts thereunder) or any other Loan Documents, and the failure to pay Interest and Late Charges when and as due has remained uncured for a period of more than five (5) Trading Days.

4.     Breach of Covenants

The Company has breached and failed to comply with various covenants set forth in Section 15 of the Notes and Section 4 of the Securities Purchase Agreement, in violation of Section 4(a)(xvi) of the Notes.

5.     Failure to Provide Required Notice

The Company has breached its covenant under Section 4(b) of the Notes requiring the Company to provide written notice to the Holders of any Event of Default within one (1) business day of the occurrence of such Event of Default. The Company became aware of the delisting Event of Default described above on or about May 11, 2025,but has failed to provide the required notice to the Holder, constituting an additional and separate Event of Default under the Notes.

6.     Events of Default under the Note are Events of Default under the Security Agreement

The occurrence of Events of Default, as defined in the Notes, are also Events of Default under Section 6(a) of the Security Agreement.

Exhibit A

Non-Convertible Secured Promissory Note

(Attached)

Exhibit B

Security Agreement

(Attached)

Exhibit C

Subsidiary Guarantee

(Attached)